UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2014 (December 3, 2014)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.02. Results of Operations and Financial Condition.

On December 3, 2014, Bob Evans Farms, Inc. (“Company”) the Audit Committee of the Board of Directors, based upon management’s recommendation, approved the restatement of the Company’s previously-filed financial statements in its Form 10-Q for the first quarter of fiscal year 2015 and filed with the Securities and Exchange Commission on August 27, 2014 (“Form 10-Q”). See Item 4.02 below for additional information about the restatement and related matters.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Bob Evans Farms, Inc. (“we” or the “Company”) determined on December 3, 2014, that the financial statements contained in the Form 10-Q for the quarter ended July 25, 2014, and filed on August 27, 2014 (“Original Form 10-Q”) should no longer be relied upon because of an error regarding the classification of our Credit Agreement borrowings as a current liability. As a result of the classification error, our total current liabilities were overstated by $458.8 million, while our total long term liabilities were understated by the same amount. In connection with the two corrections, the Company also corrected the presentation of payments and proceeds related to the Credit Agreement in the consolidated statement of cash flows. The error was identified in connection with a review of the Credit Agreement, which was amended on July 23, 2014.

On December 3, 2014, the Audit Committee of the Board of Directors concluded that the Company would restate its financial statements for the quarterly period ended July 25, 2014, by filing an amendment to the Original Form 10-Q. Prior to the December 3, 2014, determination, management and the Audit Committee discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company believes the control deficiency related to management’s review of the balance sheet classification of its Credit Agreement constitutes a material weakness and that its internal control over financial reporting and its disclosure controls and procedures were not effective as of the end of the period covered by the Original Form 10-Q. The Company has developed a remediation plan to address the internal controls over financial reporting and expects the material weakness to be remediated at the end of fiscal 2015.

The Company is filing on December 3, 2014 a report on Form 10-Q/A to restate in its entirety the Original Form 10-Q. The following sections of the Original Form 10-Q will be restated:

1. Item 1 of Part I, Financial Statements

2. Item 2 of Part I, Management’s Discussion and Analysis of Financial Condition and Results of Operations

3. Item 4 of Part I, Controls and Procedures, and

4. Item 6 of Part II, Exhibits.

Specifically the following sections will be restated or added:

1. Consolidated Balance Sheets

2. Consolidated Statements of Cash Flows

3. Note 2, Debt

4. Note 12, Correction of Prior Consolidated Financial Statements

The Company will also restate the signature page, the certifications of our Chief Executive Officer and Chief Financial Officer in Exhibits 31.1, 31.2, 32.1 and 32.2, and the financial statements formatted in Extensible Business Reporting Language (XBRL) in Exhibits 101. No other sections will be affected.

Certain statements in this report that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, persons should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 3, 2014

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Secretary